Exhibit 99.1

IPASS REPORTS THIRD QUARTER 2011 RESULTS

REDWOOD SHORES, Calif. — November 7, 2011 — iPass Inc. (NASDAQ: IPAS), a leading provider of mobility services for enterprises and service providers, today announced financial results for its third quarter ended September 30, 2011.

iPass reported revenues of $34.4 million for the third quarter of 2011, compared to $35.5 million in the prior quarter and $38.0 million in the same period last year. Adjusted EBITDA loss was $0.3 million for the third quarter of 2011, compared to $0.2 million in the prior quarter and $0.3 million in the same period last year. Net loss was $0.8 million for the third quarter of 2011, compared to $1.1 million in the prior quarter and $1.9 million in the same period last year.

“We continue to successfully leverage our technology platform across several compelling markets and opportunities and we’re pleased with our continued progress with Open Mobile as we delivered another solid quarter of significant increases in both enterprise customer growth and monetized users,” said Evan Kaplan, president and CEO of iPass. “Another strong partner win was T-Mobile USA who selected the iPass Open Mobile platform and the iPass Mobile Network to be the white-label technology foundation for its new T-Mobile® Global Corporate Access solution for its enterprise customers. Our new Open Mobile Exchange (OMX) business also continues to grow nicely. China Mobile selected iPass as one of only two platforms to provide the gateway for international service provider subscribers to roam onto China Mobile’s network of Wi-Fi hotspots throughout China.”

“Even during this seasonally quiet summer quarter in which usage and revenues are typically lower, we continued to grow our platform revenue sequentially and year-over-year, highlighted by the solid adoption and monetization of our Open Mobile platform,” said Steven Gatoff, senior vice president and CFO of iPass. “Our discipline and strength in managing costs and our balance sheet yielded a solid quarter in which both bottom-line results and ending cash balances came in better-than-anticipated.”

Recent Operating Highlights

Delivering Continued Progress with iPass Open Mobile Enterprise:

•

Added 80 enterprise customers on the Open Mobile platform during the third quarter of 2011 (including Accenture, Boston Consulting Group, Capgemini, Ferrari, Hitachi America, Nokia Siemens Networks, Procter & Gamble, Sony Computer Entertainment and Statoil) bringing the current total to more than 235.

•

T-Mobile USA selected the iPass Open Mobile platform and the iPass Mobile Network to be the white-label technology foundation of its new T-Mobile® Global Corporate Access solution for multinational corporations, U.S. enterprises and government agencies.

•

Released Open Mobile 2.0 that provides mobile users with key information on current connection status and usage meters detailing mobile usage (Wi-Fi and cellular data) as well as enhancements that make it even easier for users to get connected without compromising security for the enterprise; features include enabling users an easy way to connect to cloud-based applications without having to enter a username or password.

Expanding the iPass Global Wi-Fi Network:

•

Broadened the iPass Mobile Network footprint in countries and major cities throughout Europe and Asia further bolstering the largest global commercial Wi-Fi network with more than 650,000 Wi-Fi hotspots in 121 countries, including more than 2,500 airport hotspots, more than 56,000 hotels and convention centers, and over 551,000 retail and small business locations.

•	Partnered with SK Telecom to add 51,000 Wi-Fi hotspots in South Korea and with Spectranet to add Wi-Fi hotspots in 10 Cities in India.

•	Increased the availability of Wi-Fi hotspots at 90 Luxury Hotels in Moscow, Prague, Bratislava, Athens and Saint Petersburg with Mikenopa a.s.

Strong Early Win with iPass Open Mobile Exchange (iPass OMX):

Signed Wi-Fi and international data roaming partnership with China Mobile whereby iPass will be one of only two platforms selected to provide the gateway for a new data roaming service for both China Mobile’s subscribers and their international service provider partners. iPass OMX will serve as a central hub through which China Mobile’s international roaming partners are provided with access to the China Mobile Wi-Fi network and it will support China Mobile’s international data roaming needs for China Mobile users travelling abroad.

Driving iPass Managed Network Services (MNS) Continued Growth:

Grew MNS revenue approximately 10 percent year-over-year, reflecting a successful transition from the legacy teleworker (e.g., home office) business to more compelling opportunities now focused around a fully-managed branch office and retail-focused business.

Financial Highlights and Metrics:

(unaudited; in millions, except per share amounts)	Q3’11	Q2’11	Q3’10
Revenue:
Enterprise Mobility Services (EMS)	$26.9	$28.1	31.2
Network Revenue	20.9	22.8	25.5
Platform Revenue	5.0	4.7	4.3
Other Fees	1.0	0.6	1.4
Managed Network Services (MNS)	7.5	7.4	6.8

Total Revenue	$34.4	$35.5	$38.0
GAAP Net Loss Per Basic and Diluted Share	$(0.01)	$(0.02)	$(0.03)
Adjusted EBITDA Loss(1)	$(0.3)	$(0.2)	$(0.3)
Cash and Cash Equivalents	$26.3	$26.1 (2)	$34.1
Shares of Common Stock Outstanding at Period End	58.9	58.6	57.6

(1)	The definition of Adjusted EBITDA and reconciliation of Adjusted EBITDA to GAAP financial measures are discussed and presented below.
(2)	In the fourth quarter of 2010, the Company paid a special cash dividend of approximately $4.0 million. In the first quarter of 2011, the Company paid $1.1 million in cash as part of a favorable settlement reached with a state tax authority on previously accrued sales tax liabilities.

Selected Operating Metrics

Since the fourth quarter of 2009, iPass has presented Average Monthly Monetized Users (“AMMU”) as a key metric that it uses to track and evaluate the operating performance of its enterprise mobility business. The AMMU metric is based on the number of active users of iPass’ network and platform services. The following table reflects the relationship between the AMMU of iPass platform and network services for the third quarter of 2011:

	Q3 ’11	Q2 ’11	Q3 ’10
Average Monthly Monetized Users (1)	561,000	591,000	621,000
Network	156,000	174,000	192,000
Platform	510,000	538,000	552,000
Network Gross Margin (2)	45.0%	43.2%	46.4%

(1)	The number of Average Monthly Monetized Users means the average number of users per month, during the quarter, for which a fee was billed by iPass to a customer for such users. Note that there is some overlap for users that may be active users of both Network and Platform services in a given month.
(2)	Network Gross Margin is defined as (EMS Network Revenue plus MNS Revenue less Network Access Costs) divided by (EMS Network Revenue plus MNS Revenue).

As noted, the AMMU metric is based on active enterprise users, that is, users to whom the iPass platform has been deployed by their enterprise and who have used the services with their user credentials. As iPass continues to drive forward with its Open Mobile platform and pricing models with its enterprise customers continue to evolve to include deployed user models, for example, iPass management has found it helpful to track both the Open Mobile active users as well as those Open Mobile users for which enterprise customers are paying iPass for the Open Mobile platform but who have not yet fully-deployed the Open Mobile offering to their mobile workers. iPass refers to this second type of monetized user as “paying, undeployed” and is now reporting this metric in order to provide additional visibility into the adoption of the Open Mobile platform and the monetization of users that iPass is realizing on its Open Mobile platform.

The following table reflects the number of Open Mobile Monetized Users for the two broad categories of monetized users, (i) active, and (ii) paying, undeployed, as follows:

	September 30, 2011	June 30, 2011	March 31, 2011
Open Mobile Monetized Users:
Active (1)	24,000	12,000	7,000
Paying, Undeployed (2)	113,000	36,000	12,000

Gross (3)	137,000	48,000	19,000

(1)	Represents the number of Open Mobile users who were billed platform fees and who have used or deployed Open Mobile (e.g., this is synonymous with the definition of the AMMU metric).
(2)	A new metric that represents the number of Open Mobile users at enterprise customers for which Open Mobile platform fees were billed for the period but that have not yet used Open Mobile or had Open Mobile fully-deployed on a device.
(3)	Represents the sum of both Active and Paying, Undeployed Open Mobile monetized users.

iPass had approximately 137,000 gross monetized users on its Open Mobile platform in September 2011. 24,000 of these monetized users were active users of the platform and there were approximately an additional 113,000 users for whom iPass was paid for the Open Mobile platform but who have not yet been fully-deployed by their companies.

Q4 2011 Guidance

For the fourth quarter of 2011 ending December 31, 2011, the company anticipates total revenue and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$33 – $35 million
Adjusted EBITDA Income (Loss) (1)	($1.25) – $0.25 million

(1)	A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the fourth quarter of 2011 does not include the impact of any foreign exchange gains or losses.

Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time). The conference call phone number is (888) 364-3105 toll-free and (719) 785-9449 direct-dial with a confirmation code of 8964824. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com.

A telephone replay of the conference call will be available until December 31, 2011. The replay number is (888) 203-1112 and (719) 457-0820. The confirmation code for the replay is 8964824. The webcast will be available for replay until iPass reports its fourth quarter 2011 results.

Cautionary Information About Forward-Looking Statements

The statements in this press release under the caption “Q4 2011 Guidance” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the Open Mobile platform and Open Mobile Exchange will not achieve market acceptance; the risk that iPass customers and partners may not be willing to agree to minimum purchase and resale commitments at the rate iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments; the risk that iPass carrier and channel partners do not successfully market iPass services to their customers; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass does not deliver valuable services for smart-phones, tablets and other mobile handheld devices; the risk that demand for enterprise mobility services does not grow; the risk of facing strong competition in the market for enterprise mobility services and managed network services; the risk that iPass fails to address market requirements, evolving standards and technological changes in the enterprise mobility services industry; and the risk that a meaningful portion of iPass business is international which subjects iPass business to additional risks. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ most current Annual Report on Form 10-K filed and quarterly reports on Form 10-Q filed with SEC and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

Information Regarding Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In addition to iPass’ GAAP results, the company also considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP. This non-GAAP financial measure should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock compensation expense, restructuring charges, certain state sales and federal tax charges, and one-time non-recurring/discrete items. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources. Adjusted EBITDA is also a component of the company’s incentive compensation plan.

Furthermore, the company believes the use of Adjusted EBITDA is useful to investors for several reasons, including;

1)	To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results.

About iPass Inc.

iPass helps enterprises and service providers ensure their employees and customers will be well connected. Founded in 1996, iPass (NASDAQ: IPAS) delivers the world’s largest commercial-grade Wi-Fi network and most trusted connectivity platform. With over 650,000 connection venues, iPass gives its customers always-on, frictionless connectivity anywhere in the world – easily, quickly, securely and cost effectively. Additional information is available at www.iPass.com or on Smarter Connections, the iPass blog.

CONTACT:

Investor Relations

ir@ipass.com

650-232-4110

NOTE: iPass® is a registered trademark and Open Mobile, Open Mobile Exchange and OMX are trademarks of iPass Inc. Other company names and product or service names mentioned herein are the trademarks of their respective owners.

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$26,297	$30,746
Accounts receivable, net of allowance for doubtful accounts of $1,628 and $1,757, respectively	22,196	24,034
Prepaid expenses and other current assets	6,191	6,630

Total current assets	54,684	61,410
Property and equipment, net	3,782	4,264
Intangible assets, net	229	408
Other assets	7,133	7,900

Total assets	$65,828	$73,982

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,608	$13,552
Accrued liabilities	11,023	15,333
Deferred revenue, short-term	4,137	4,119

Total current liabilities	25,768	33,004
Deferred revenue, long-term	3,006	2,435
Other long-term liabilities	514	721

Total liabilities	$29,288	$36,160

Stockholders’ equity:
Common stock	59	58
Additional paid-in capital	209,047	206,992
Accumulated deficit	(172,566)	(169,228)

Total stockholders’ equity	36,540	37,822

Total liabilities and stockholders’ equity	$65,828	$73,982

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues	$34,411	$38,058	$106,326	$117,519
Cost of revenues and operating expenses:
Network access costs	15,647	17,338	50,249	54,605
Network operations	5,427	6,544	16,845	20,872
Research and development	3,715	3,566	10,843	10,210
Sales and marketing	5,350	5,916	16,053	18,314
General and administrative	5,092	5,793	15,120	16,824
Restructuring charges (benefits) and related adjustments	(7)	179	(162)	466
Amortization of intangible assets	60	76	179	363

Total cost of revenues and operating expenses	35,284	39,412	109,127	121,654

Operating loss	(873)	(1,354)	(2,801)	(4,135)
Interest income	5	22	104	59
Foreign exchange gains (losses) and other income (expenses) net	66	(478)	(395)	140

Loss before income taxes	(802)	(1,810)	(3,092)	(3,936)
Provision for (benefit from) income taxes	1	96	246	(87)

Net loss	$(803)	$(1,906)	$(3,338)	$(3,849)

Basic and diluted net loss per share	$(0.01)	$(0.03)	$(0.06)	$(0.07)
Number of shares used in per share calculations—basic and diluted (1)	58,776,585	57,615,067	58,346,859	58,930,806

(1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(3,338)	$(3,849)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	1,348	1,245
Amortization of intangible assets	179	363
Depreciation, amortization and accretion	1,731	2,536
Loss on disposal of property and equipment	87	3
Provision for doubtful accounts	369	1,060
Changes in sales tax liability estimation	(395)	—
Changes in operating assets and liabilities:
Accounts receivable	1,469	2,359
Prepaid expenses and other current assets	439	(484)
Other assets	481	410
Accounts payable	(3,027)	(1,720)
Accrued liabilities	(3,915)	(434)
Deferred revenues	589	(527)
Other liabilities	(207)	(67)

Net cash provided by (used in) operating activities	(4,190)	895

Cash flows from investing activities:
Maturities of short-term investments	—	3,778
Purchases of property and equipment	(1,253)	(2,950)
Change in restricted cash pledged for letter of credit	286	(678)

Net cash provided by (used in) investing activities	(967)	150

Cash flows from financing activities:
Proceeds from issuance of common stock	708	223
Cash used in repurchase of common stock	—	(5,127)

Net cash provided by (used in) financing activities	708	(4,904)

Net decrease in cash and cash equivalents	(4,449)	(3,859)
Cash and cash equivalents at beginning of period	30,746	37,973

Cash and cash equivalents at end of period	$26,297	$34,114

Supplemental disclosures of cash flow information:
Net cash paid (refunded) for taxes	$490	$(906)
Accrued amounts for acquisition of property and equipment	$206	$48

iPASS INC.

RECONCILIATION OF NON-GAAP TO GAAP METRICS

(Unaudited, in thousands)

		Three Months Ended			Nine Months Ended
		September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
I	Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Loss:
	Adjusted EBITDA Income (Loss)	$(272)	$(164)	$(332)	(1,348)	736
	(a) Interest income	5	15	22	104	59
	(b) Income tax (expense) benefit	(1)	(15)	(96)	(246)	87
	(c) Depreciation of property and equipment	(531)	(577)	(764)	(1,731)	(2,515)
	(d) Amortization of intangible assets	(60)	(60)	(76)	(179)	(363)
	(e) Stock-based compensation	(392)	(504)	(389)	(1,348)	(1,245)
	(f) Restructuring (charges) benefit	7	(10)	(179)	162	(466)
	(g) Certain state sales and federal tax items and other discrete items	441	257	(92)	1,248	(142)

	GAAP Net Loss	$(803)	$(1,058)	$(1,906)	(3,338)	(3,849)

Q4 2011 Guidance

		(Unaudited, in millions)
II	Reconciliation of Q4 2011 Adjusted EBITDA Income (Loss) to GAAP Net Loss:
	Adjusted EBITDA Income (Loss) (1)	$(1.3)	—	$0.3
	(a) Provision for (benefit from) income taxes		(0.1)
	(b) Depreciation of property and equipment		(0.5)
	(c) Amortization of intangible assets		(0.1)
	(d) Stock-based compensation		(0.5)

	GAAP Net Loss	$(2.5)		$(0.9)

(1)	The Q4 2011 Guidance for Adjusted EBITDA income (loss) does not include the impact of any foreign exchange gains or losses.